Karl Brenza

Limited Power of Attorney for Section 16 Reporting Obligations

Know all by these presents, that the undersigned hereby

constitutes and appoints Richard J. Shaw, San Yick, and

Desmond Ho, each acting individually, as the undersigned's

true and lawful attorney-in-fact to:

(1) execute for and on behalf of the undersigned, in the

undersigned's capacity as an officer, director and/or

ten percent owner of Jerash Holdings (US), Inc. (the

"Company"), Forms 4 and 5 in accordance with Section

16(a) of the Securities Exchange Act of 1934, as amended

(the "Exchange Act");

(2) do and perform any and all acts for and on behalf of

the undersigned that may be necessary or desirable to

complete and execute any such Form 4 or 5, including

any amendment or amendments thereto, and timely file such

form with the United States Securities and Exchange

Commission and any stock exchange or similar authority; and

(3) take any other action of any type whatsoever in

connection with the foregoing which, in the opinion of

such attorney-in-fact, may be of benefit to, in the best

interest of, or legally required by, the undersigned, it

being understood that the documents executed by such

attorney-in-fact on behalf of the undersigned pursuant

to this Limited Power of Attorney shall be in such form

and shall contain such information and disclosure as such

attorney-in-fact may approve in such attorney-in-fact's

discretion.

The undersigned hereby grants to each attorney-in-fact

full power and authority to do and perform any and every

act and thing whatsoever requisite, necessary or desirable

to be done in the exercise of any of the rights and powers

herein granted, as fully to all intents and purposes as

the undersigned might or could do if personally present,

with full power of substitution or revocation, hereby

ratifying and confirming all that such attorney-in-fact,

or such attorney-in-fact's substitute or substitutes, shall

lawfully do or cause to be done by virtue of this Limited

Power of Attorney and the rights and powers herein granted.

The undersigned acknowledges that this Limited Power of

Attorney authorizes, but does not require each

attorney-in-fact to act in his discretion on information

provided to him without independent verification of such

information and further acknowledges that the foregoing

attorneys-in fact, in serving in such capacity at the

request of the undersigned, are not assuming, nor is the

Company assuming, any of the undersigned's responsibilities

to comply with Section 16 of the Exchange Act.

This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file

Forms 4 and 5 under Section 16(a) of the Exchange Act

with respect to the undersigned's holdings of and

transactions in securities issued by the Company, unless

earlier revoked by the undersigned in a signed writing to

the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has signed this Limited Power of Attorney this 17th day of September, 2018.

/s/ Karl Brenza

Karl Brenza